UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2008 (November 18, 2008)
ANHEUSER-BUSCH COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-7823	43-1162835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Busch Place, St. Louis, Missouri	63118

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 577-2000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
SIGNATURE
EX-3.1
EX-3.2
EX-99.1

Item 1.02 Termination of a Material Definitive Agreement.
     In connection with the closing of the Merger (as defined below), Anheuser-Busch Companies, Inc. (the “Company”) is terminating each of (i) the $2 billion credit facility under the Credit Agreement dated as of September 30, 2005 among the Company and JP Morgan Chase Bank, N.A., as Administrative Agent and (ii) the $500 million credit facility under the Credit Agreement dated as of February 1, 2008 among the Company and JP Morgan Chase Bank, N.A., as Administrative Agent (collectively, the “Credit Facilities”). No amounts were outstanding under either of the Credit Facilities at the time of the Merger.
Item 3.03. Material Modification to Rights of Security Holders.
     On November 18, 2008, the merger (the “Merger”) of Pestalozzi Acquisition Corp. (“Merger Sub”), a subsidiary of InBev N.V./S.A. (“InBev”), with and into the Company was consummated in accordance with the Agreement and Plan of Merger, dated as of July 13, 2008, by and among the Company, InBev and Merger Sub (the “Merger Agreement”). The Merger Agreement was adopted by the Company’s stockholders at a special meeting of the Company’s stockholders held on November 12, 2008.
     Under the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock (other than shares for which appraisal rights have been perfected and not withdrawn) was converted into the right to receive $70.00 in cash. Each option to purchase the Company’s common stock that was outstanding and unexercised immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive the excess of $70.00 over the exercise price of such option, less applicable taxes required to be withheld. InBev paid a total of approximately $52 billion to the Company’s stockholders in connection with the Merger. InBev’s source of funds included a $45 billion senior credit facility and a $9.8 billion bridge loan facility.
     The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2008, and is incorporated herein by reference.
     In addition, the Company’s stockholders of record on November 10, 2008 remain entitled to payment of the Company’s regular quarterly dividend of 37 cents per share of the Company’s common stock, payable December 9, 2008, that was declared by the Company’s board of directors on October 22, 2008.
     As a result of the Merger, trading of shares of the Company’s common stock on the New York Stock Exchange ceased prior to the commencement of market trading hours on November 18, 2008. The Company intends to seek to terminate the registration of such shares of common stock and its $100,000,000 6 1/2% Debentures due January 1, 2028 from Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend its obligation to file reports under Sections 13(a) and 15(d) of the Exchange Act. In addition, the Company has also issued a number of series of debt securities pursuant to registration statements under the Securities Act of 1933, as amended (the “1933 Act”), that have not been registered under the Exchange Act (the “1933 Act-Only Registered Debt”), and the Company intends to suspend its obligation to file reports under 15(d) of the Exchange Act with respect to the 1933 Act-Only Registered Debt.
Item 5.01. Changes in Control of Registrant.
     As a result of the Merger, a change of control of the Company occurred and the Company has become an indirect wholly-owned subsidiary of InBev. The disclosure under Item 3.03 is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.
     Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company following the Closing. Immediately following the Effective Time, these directors resigned and David A. Peacock and Gary L. Rutledge were elected to the board of directors of the Company by InBev.
     At the effective time of the Merger, August A. Busch IV resigned as President and Chief Executive Officer of the Company and W. Randolph Baker resigned as Chief Financial Officer of the Company. Also at the effective time of the Merger, the board of directors appointed David A. Peacock as the President and Chief Executive Officer of the Company to hold office until his successor has been chosen and elected or until his earlier resignation or removal. David Almeida has been elected Vice President, Finance of the Company to hold office until his successor has been chosen and elected or until his earlier resignation or removal.
     David Almeida, age 32, was formerly Vice President of External Growth for InBev and served in such capacity since November 2006. He previously served as Vice President, Finance for InBev’s Asia Pacific Zone (September 2005 to November 2006) and Vice President of Exports and Market Development (September 2004 to September 2005). Prior to the creation of InBev, he held a number of roles within Companhia de Bebidas das Americas—AmBev, including Finance Director for Central America (September 2002 to September 2004). David A. Peacock, age 40, was formerly Vice President-Marketing of the Company’s subsidiary, Anheuser-Busch, Incorporated and served in such capacity since October 2007. He previously served as Vice President-Business Operations (December 2006-September 2007), Vice President-Business and Finance Operations (June 2006-November 2006), Vice President-Administration (July 2004-2006) and Director of Operations-President’s Office (2002-2004) of Anheuser-Busch, Incorporated. Gary L. Rutledge, age 53, is presently Vice President-Legal and Government Affairs and has served in that capacity since January 1, 2008. He previously served as Vice President-Corporate Labor Relations of the Company (2001-2007).
     Immediately following the Merger, the Company terminated the Anheuser-Busch Companies, Inc. Supplemental Executive Retirement Plan, the Anheuser-Busch Companies, Inc. Excess Benefit Plan, the Anheuser-Busch Executive Deferred Compensation Plan, the Anheuser-Busch 401(k) Restoration Plan and the Anheuser-Busch Companies, Inc. Deferred Compensation Plan for Non-Employee Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Restated Certificate of Incorporation, as amended, of the Company was amended and restated at the effective time of the Merger. As amended and restated, the Certificate contains provisions that, among other things, (i) authorize the issuance of one class of common stock with a par value of $0.01 per share, (ii) provide that the election of the board of directors need not be by written ballot and (iii) retain certain provisions relating to the indemnification of directors, officers, agents and employees of the Company. The Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.
     Pursuant to the Merger Agreement, the bylaws of Merger Sub as in effect at the effective time of the Merger became the bylaws of the Company. The by-laws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.
Item 8.01 Other Events.
     On November 18, 2008, the Company and InBev issued a joint press release announcing that InBev has completed its acquisition of the Company.
     A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	By-laws of the Company

99.1	Joint Press Release of the Company and InBev, dated November 18, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.
Date: November 20, 2008	By:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Secretary

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